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                                   Exhibit 5.1

                          PILLSBURY MADISON & SUTRO LLP
                               2550 Hanover Street
                           Palo Alto, California 94304

                                November 16, 1999


SICOR Inc.
19 Hughes
Irvine, CA 92618

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel for SICOR Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 9,542,500 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company to be offered and sold by certain stockholders of the Company (the Selling Stockholders") of which 8,675,000 shares are currently issued and outstanding (the "Issued Shares") and up to 867,500 shares are issuable upon the exercise of Warrants to be issued to certain Selling Stockholders promptly following December 31, 2000 in accordance with the terms of certain Unit Purchase Agreements, dated as of May 13, 1999, May 18, 1999, May 20, 1999 and June 7, 1999, between the Company and the Selling Stockholders (the "Warrant Shares"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to such shares of Common Stock. Such Registration Statement, as amended, is herein referred to as the "Registration Statement."

         We are of the opinion that the Issued Shares to be offered and sold by the Selling Stockholders have been duly authorized and legally issued, fully paid and nonassessable and that the Warrant Shares to be offered and sold by the Selling Stockholders have been duly authorized and, when issued and sold to the Selling Stockholders by the Company in accordance with the terms of the Unit Purchase Agreements, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the prospectus included therein.


                                              Very truly yours,


                                              /s/ PILLSBURY MADISON & SUTRO LLP

[E-01885]